Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

DECLARES FIRST QUARTER CASH DIVIDEND

BIRMINGHAM, AL – March 17, 2025 – ServisFirst Bancshares, Inc., (NYSE: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on March 17, 2025, its Board of Directors declared a quarterly cash dividend of $0.335 per share, payable on April 9, 2025, to stockholders of record as of April 1, 2025.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Atlanta, Birmingham, Charleston, Dothan, Huntsville, Mobile, Montgomery, North Carolina, Northwest Florida, Tennessee, Virgina Beach, and West Central Florida. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

DMange@servisfirstbank.com